EXHIBIT 99
FOR RELEASE 6:00 AM ET, January 24, 2020

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Q4 2019 Diluted EPS $0.65 compared to $0.65 for Q3 2019 and $0.60 for Q4 2018

MOOREFIELD, WV - January 24, 2020 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2019 net income of $8.15 million, or $0.65 per diluted share. In comparison, earnings for third quarter 2019 were $8.06 million, or $0.65 per diluted share, and for fourth quarter 2018 were $7.45 million, or $0.60 per diluted share. Summit achieved returns on average assets and average tangible equity in fourth quarter 2019 of 1.39 percent and 15.25 percent, respectively, compared to 1.38 percent and 16.41 percent, respectively, in the same period of 2018.
Fourth quarter 2019 earnings compared to the linked quarter were positively impacted by increased net interest income resulting primarily from lower funding costs. Also positively impacting fourth quarter 2019 results compared to third quarter 2019 were $312,000 in gains on sales of foreclosed properties compared to $66,000 losses in the linked quarter.
For the full year 2019, Summit achieved record net income of $31.9 million, or $2.53 per diluted share, compared with $28.1 million, or $2.26 per diluted share, for 2018. Our returns on average assets and average tangible equity for 2019 were 1.40 percent and 15.65 percent, respectively, compared to 1.32 percent and 16.09 percent, respectively, for 2018.
Earnings for 2019 were positively impacted by increased net interest income resulting primarily from loan growth as well as lower funding costs, increased realized securities gains and the gain on the sale of our former insurance agency, Summit Insurance Services, LLC (“SIS”). These results were partially offset by larger write-downs on foreclosed properties in Q2 2019 with the goal of selling such properties more rapidly, lower insurance commission revenue during 2019 and increased merger-related expenses.
H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very gratified Summit achieved a new annual earnings record both in net income and on a per share basis in 2019. In addition, I am particularly pleased by our continued strong core operating performance in this past quarter, highlighted by our exceptional growth in both our core loans and deposits, while at the same time maintaining a stable net interest margin. Our acquisition of Cornerstone Financial Services, Inc. closed at the beginning of 2020, and it serves to combine Summit with a financially strong bank that shares the same commitment to build long-term client relationships by providing ‘Service Beyond Expectations’. The financial synergies relative to this transaction are already evident. Looking forward to 2020 and beyond, I am optimistic as we gain momentum towards our goal to be a consistent growing, high-performing community banking institution.
Summit completed its acquisition of Peoples Bankshares, Inc. (“PBI”) and its subsidiary, First Peoples Bank, headquartered in Mullens, West Virginia on January 1, 2019 and converted its business processes and accounts to that of Summit’s during Q2 2019; accordingly, PBI’s results of operations are included in Summit’s consolidated results of operations from the date of acquisition. Therefore, Summit’s fourth quarter and annual 2019 period results reflect increased levels of average balances, income and expenses compared to the same periods of 2018. At consummation, PBI had total assets of $133.1 million, loans of $42.4 million, and deposits of $112.9 million.

Highlights for Q4 2019

•	Net interest income increased 8.40 percent (annualized) compared to Q3 2019 and increased 10.4 percent year-to-date 2019 versus the same period in 2018, primarily due to our loan growth;

•	Net interest margin in Q4 2019 remained unchanged at 3.63 percent as compared to Q3 2019 while yields on loans declined 13 basis points and deposit and other funding costs declined 15 basis points;

•
Loan balances, excluding mortgage warehouse lines of credit, increased $80.5 million during the quarter, and grew $131.4 million in 2019, principally in the commercial real estate and construction and development portfolios;

•	Mortgage warehouse lines of credit decreased $18.8 million during the quarter, but grew $87.1 million during 2019;

•	Efficiency ratio was 52.25 percent compared to 52.91 percent in the linked quarter and 51.02 percent for Q4 2018;

•
Write-downs of foreclosed properties were $497,000 in Q4 2019 compared to $133,000 in Q3 2019, while the realized gains/losses on sales of foreclosed properties increased from a net loss of $66,000 in Q3 2019 to $312,000 net gains in Q4 2019; and

•	Nonperforming assets as a percentage of total assets improved to 1.28 percent from 1.45 percent for the linked quarter and 1.66 percent at year end 2018.

•
Announced our entering into a definitive agreement to acquire four MVB Bank branches in Berkeley and Jefferson Counties, West Virginia having aggregate approximate deposits and loans of $181 million and $46 million, respectively. This transaction is expected to close early in Q2 2020.

Results of Operations

Total revenue for fourth quarter 2019, consisting of net interest income and noninterest income, increased 9.0 percent to $24.2 million, principally as a result of higher net interest income compared to $22.2 million for the fourth quarter 2018. For full year 2019, total revenue was $96.3 million compared to $87.2 million for 2018, a 10.4 percent increase primarily as a result of higher net interest income, increased realized securities gains and the gain on the sale of SIS.
For the fourth quarter of 2019, net interest income was $19.8 million, an increase of 9.8 percent from the $18.1 million reported in the prior-year fourth quarter and a 2.1 percent increase compared to the linked quarter. The net interest margin for fourth quarter 2019 remained unchanged from the linked quarter at 3.63 and increased from 3.61 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.60 percent for Q4 2019, 3.59 percent for Q3 2019 and 3.57 percent for Q4 2018.
Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for fourth quarter 2019 was $4.40 million compared to $4.19 million for the comparable period of 2018. Excluding realized securities gains, noninterest income was $4.00 million for fourth quarter 2019, compared to $4.39 million reported for fourth quarter 2018 and was $3.31 million for the linked quarter. The lower levels of 2019 noninterest income compared to 2018 periods are primarily due to the elimination of insurance commission revenue as result of SIS’ sale in Q2 2019.
We recorded a $500,000 provision for loan losses during fourth quarter 2019 and 2018. Our provision continues to be directionally consistent with changes in the credit quality in our loan portfolio.
Q4 2019 total noninterest expense increased 5.6 percent to $13.2 million compared to $12.5 million for the prior-year fourth quarter and increased 2.8 percent compared to the linked quarter.
Noninterest expense for full year 2019 increased 10.6 percent compared to 2018. Our increased noninterest expense is principally due to expenses associated with the acquired PBI operations (including merger-related expenses), increased write-downs of foreclosed properties and to deferred director compensation plan expense, which totaled $800,000 in 2019 compared to income of $250,000 during 2018.

Balance Sheet
At December 31, 2019, total assets were $2.40 billion, an increase of $202.6 million, or 9.2 percent since December 31, 2018. Total loans, net of unearned fees and allowance for loan losses, were $1.90 billion at December 31, 2019, up $218.4 million, or 13.0 percent, from the $1.68 billion reported at year-end 2018. Loans, excluding mortgage warehouse lines of credit, increased $80.5 million during the quarter, or 18.9 percent (on an annualized basis), and have increased $131.4 million, or 7.9 percent (on an annualized basis) since year-end 2018.
At December 31, 2019, core deposits were $1.68 billion, an increase of $161.0 million or 10.6 percent during fourth quarter 2019 -- as checking deposits increased $46.8 million or 5.6 percent, core time deposits increase by $1.9 million or 0.5 percent and savings deposits increased $112.2 million or 36.7 percent, principally attributable to the growth in our online savings product.

Shareholders’ equity was $247.8 million as of December 31, 2019 compared to $219.8 million at December 31, 2018. Tangible book value per common share increased to $18.11 at December 31, 2019 compared to $15.75 at December 31, 2018. Summit had 12,408,542 outstanding common shares at year end 2019 compared to 12,312,933 at year end 2018.

Asset Quality

As of December 31, 2019, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, improved to $30.8 million, or 1.28 percent of assets. This compares to $33.7 million, or 1.45 percent of assets at the linked quarter-end, and $36.5 million, or 1.66 percent of assets at year end 2018.
Fourth quarter 2019 net loan charge-offs were $367,000, or 0.08 percent of average loans annualized, while $500,000 was added to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.68 percent of total loans at December 31, 2019, compared to 0.77 percent at year-end 2018.

About the Company

Summit Financial Group, Inc. is a $2.40 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-six banking locations.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2019 vs Q4 2018
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2019	12/31/2018	Change
Statements of Income
Interest income
Loans, including fees	$24,772	$22,659	9.3%
Securities	2,195	2,527	-13.1%
Other	105	127	-17.3%
Total interest income	27,072	25,313	6.9%
Interest expense
Deposits	5,952	5,103	16.6%
Borrowings	1,292	2,158	-40.1%
Total interest expense	7,244	7,261	-0.2%

Net interest income	19,828	18,052	9.8%
Provision for loan losses	500	500	—%
Net interest income after provision for loan losses	19,328	17,552	10.1%

Noninterest income
Insurance commissions	90	1,132	-92.0%
Trust and wealth management fees	734	627	17.1%
Service charges on deposit accounts	1,377	1,209	13.9%
Bank card revenue	906	809	12.0%
Realized securities gains (losses)	403	(205)	n/m
Bank owned life insurance income	310	248	25.0%
Other income	584	367	59.1%
Total noninterest income	4,404	4,187	5.2%
Noninterest expense
Salaries and employee benefits	7,099	6,928	2.5%
Net occupancy expense	815	836	-2.5%
Equipment expense	1,278	1,139	12.2%
Professional fees	412	385	7.0%
Advertising and public relations	214	193	10.9%
Amortization of intangibles	401	410	-2.2%
FDIC premiums	—	140	n/m
Bank card expense	454	395	14.9%
Foreclosed properties expense, net of losses	262	507	-48.3%
Merger-related expenses	98	59	66.1%
Other expenses	2,126	1,474	44.2%
Total noninterest expense	13,159	12,466	5.6%
Income before income taxes	10,573	9,273	14.0%
Income tax expense	2,424	1,823	33.0%
Net income	$8,149	$7,450	9.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2019 vs Q4 2018

	For the Quarter Ended		Percent
	12/31/2019	12/31/2018	Change
Per Share Data
Earnings per common share
Basic	$0.66	$0.60	10.0%
Diluted	$0.65	$0.60	8.3%

Cash dividends	$0.15	$0.14	7.1%
Dividend payout ratio	22.3%	23.3%	-4.3%

Average common shares outstanding
Basic	12,400,932	12,358,104	0.3%
Diluted	12,458,702	12,407,678	0.4%

Common shares outstanding at period end	12,408,542	12,312,933	0.8%

Performance Ratios
Return on average equity	13.32%	13.85%	-3.8%
Return on average tangible equity	15.25%	16.41%	-7.1%
Return on average assets	1.39%	1.38%	0.7%
Net interest margin (A)	3.63%	3.61%	0.6%
Efficiency ratio (B)	52.25%	51.02%	2.4%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2019 vs 2018
	For the Year Ended		Percent
Dollars in thousands	12/31/2019	12/31/2018	Change
Statements of Income
Interest income
Loans, including fees	$97,115	$85,283	13.9%
Securities	9,361	9,587	-2.4%
Other	595	539	10.4%
Total interest income	107,071	95,409	12.2%
Interest expense
Deposits	23,697	17,675	34.1%
Borrowings	6,290	7,937	-20.8%
Total interest expense	29,987	25,612	17.1%

Net interest income	77,084	69,797	10.4%
Provision for loan losses	1,550	2,250	-31.1%
Net interest income after provision for loan losses	75,534	67,547	11.8%

Noninterest income
Insurance commissions	1,911	4,320	-55.8%
Trust and wealth management fees	2,564	2,653	-3.4%
Service charges on deposit accounts	5,094	4,631	10.0%
Bank card revenue	3,536	3,152	12.2%
Realized securities gains	1,938	622	211.6%
Gain on sale Summit Insurance Services, LLC	1,906	—	n/a
Bank owned life insurance income	1,044	1,022	2.2%
Other income	1,210	1,022	18.4%
Total noninterest income	19,203	17,422	10.2%
Noninterest expense
Salaries and employee benefits	29,066	27,478	5.8%
Net occupancy expense	3,417	3,364	1.6%
Equipment expense	4,972	4,411	12.7%
Professional fees	1,678	1,607	4.4%
Advertising and public relations	698	654	6.7%
Amortization of intangibles	1,701	1,671	1.8%
FDIC premiums	88	830	-89.4%
Bank card expense	1,820	1,475	23.4%
Foreclosed properties expense, net of losses	2,498	1,350	85.0%
Merger-related expenses	617	144	328.5%
Other expenses	8,599	6,889	24.8%
Total noninterest expense	55,154	49,873	10.6%
Income before income taxes	39,583	35,096	12.8%
Income tax expense	7,717	7,024	9.9%
Net income	$31,866	$28,072	13.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2019 vs 2018

	For the Year Ended		Percent
	12/31/2019	12/31/2018	Change
Per Share Data
Earnings per common share
Basic	$2.55	$2.27	12.3%
Diluted	$2.53	$2.26	11.9%

Cash dividends	$0.59	$0.53	11.3%
Dividend payout ratio	23.1%	23.3%	-0.9%

Average common shares outstanding
Basic	12,516,474	12,364,468	1.2%
Diluted	12,575,145	12,424,573	1.2%

Common shares outstanding at period end	12,408,542	12,312,933	0.8%

Performance Ratios
Return on average equity	13.43%	13.43%	—%
Return on average tangible equity	15.65%	16.09%	-2.7%
Return on average assets	1.40%	1.32%	6.1%
Net interest margin (A)	3.66%	3.57%	2.5%
Efficiency ratio (B)	54.55%	53.72%	1.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Statements of Income
Interest income
Loans, including fees	$24,772	$24,940	$24,352	$23,051	$22,659
Securities	2,195	2,184	2,396	2,586	2,527
Other	105	125	134	231	127
Total interest income	27,072	27,249	26,882	25,868	25,313
Interest expense
Deposits	5,952	6,214	5,967	5,564	5,103
Borrowings	1,292	1,615	1,652	1,731	2,158
Total interest expense	7,244	7,829	7,619	7,295	7,261

Net interest income	19,828	19,420	19,263	18,573	18,052
Provision for loan losses	500	500	300	250	500
Net interest income after provision for loan losses	19,328	18,920	18,963	18,323	17,552

Noninterest income
Insurance commissions	90	40	606	1,174	1,132
Trust and wealth management fees	734	632	612	586	627
Service charges on deposit accounts	1,377	1,312	1,224	1,180	1,209
Bank card revenue	906	924	893	814	809
Realized securities gains (losses)	403	453	1,086	(3)	(205)
Gain on sale of Summit Insurance Services, LLC	—	—	1,906	—	—
Bank owned life insurance income	310	247	248	238	248
Other income	584	151	235	241	367
Total noninterest income	4,404	3,759	6,810	4,230	4,187
Noninterest expense
Salaries and employee benefits	7,099	7,044	7,576	7,347	6,928
Net occupancy expense	815	799	880	924	836
Equipment expense	1,278	1,296	1,219	1,179	1,139
Professional fees	412	388	475	403	385
Advertising and public relations	214	177	155	153	193
Amortization of intangibles	401	404	420	476	410
FDIC premiums	—	—	88	—	140
Bank card expense	454	455	473	439	395
Foreclosed properties expense, net of losses	262	305	1,545	384	507
Merger-related expenses	98	74	382	63	59
Other expenses	2,126	1,864	2,116	2,492	1,474
Total noninterest expense	13,159	12,806	15,329	13,860	12,466
Income before income taxes	10,573	9,873	10,444	8,693	9,273
Income tax expense	2,424	1,812	1,880	1,601	1,823
Net income	$8,149	$8,061	$8,564	$7,092	$7,450

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Per Share Data
Earnings per common share
Basic	$0.66	$0.65	$0.68	$0.56	$0.60
Diluted	$0.65	$0.65	$0.68	$0.56	$0.60

Cash dividends	$0.15	$0.15	$0.15	$0.14	$0.14
Dividend payout ratio	22.3%	23.0%	21.9%	25.0%	23.3%

Average common shares outstanding
Basic	12,400,932	12,412,982	12,539,095	12,717,501	12,358,104
Diluted	12,458,702	12,467,777	12,600,071	12,778,644	12,407,678

Common shares outstanding at period end	12,408,542	12,400,804	12,449,986	12,661,528	12,312,933

Performance Ratios
Return on average equity	13.32%	13.51%	14.62%	12.28%	13.85%
Return on average tangible equity	15.25%	15.55%	17.02%	14.80%	16.41%
Return on average assets	1.39%	1.41%	1.52%	1.27%	1.38%
Net interest margin (A)	3.63%	3.63%	3.72%	3.66%	3.61%
Efficiency ratio (B)	52.25%	52.91%	56.45%	56.63%	51.02%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Assets
Cash and due from banks	$28,137	$12,374	$13,481	$14,265	$23,061
Interest bearing deposits other banks	33,751	40,296	42,994	43,689	36,479
Securities	276,355	265,347	269,920	297,126	293,284
Loans, net	1,900,425	1,838,891	1,805,850	1,725,064	1,682,005
Property held for sale	19,276	20,979	21,390	24,393	21,432
Premises and equipment, net	44,168	43,592	42,896	39,345	37,553
Goodwill and other intangible assets	23,022	23,182	23,585	29,349	25,842
Cash surrender value of life insurance policies	43,603	43,216	42,976	42,714	42,420
Other assets	34,755	35,732	36,022	33,696	38,510
Total assets	$2,403,492	$2,323,609	$2,299,114	$2,249,641	$2,200,586

Liabilities and Shareholders' Equity
Deposits	$1,913,237	$1,832,285	$1,797,493	$1,789,032	$1,634,826
Short-term borrowings	199,345	206,694	225,343	186,292	309,084
Long-term borrowings and subordinated debentures	20,306	20,311	20,315	20,319	20,324
Other liabilities	22,840	21,897	20,262	20,368	16,522
Shareholders' equity	247,764	242,422	235,701	233,630	219,830
Total liabilities and shareholders' equity	$2,403,492	$2,323,609	$2,299,114	$2,249,641	$2,200,586

Book value per common share	$19.97	$19.55	$18.93	$18.45	$17.85
Tangible book value per common share	$18.11	$17.68	$17.04	$16.13	$15.75
Tangible common equity to tangible assets	9.4%	9.5%	9.3%	9.2%	8.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.1%	11.2%	11.1%	11.4%	11.1%
Tier 1 Risk-based Capital	12.1%	12.2%	12.1%	12.5%	12.2%
Total Risk Based Capital	12.7%	12.8%	12.8%	13.2%	12.9%
Tier 1 Leverage	10.5%	10.4%	10.4%	10.2%	10.1%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.1%	12.2%	11.9%	12.3%	12.0%
Tier 1 Risk-based Capital	12.1%	12.2%	11.9%	12.3%	12.0%
Total Risk Based Capital	12.7%	12.9%	12.6%	13.0%	12.8%
Tier 1 Leverage	10.6%	10.4%	10.2%	10.0%	10.0%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Commercial	$207,138	$199,391	$204,138	$189,248	$194,315
Mortgage warehouse lines	126,237	145,039	101,607	49,355	39,140
Commercial real estate
Owner occupied	276,218	255,828	262,901	256,671	257,256
Non-owner occupied	629,206	567,670	574,677	585,809	573,932
Construction and development
Land and development	84,112	69,589	67,769	64,192	68,833
Construction	37,523	56,255	46,975	36,040	24,731
Residential real estate
Non-jumbo	354,963	359,399	360,752	359,107	336,977
Jumbo	70,947	69,815	70,171	69,313	73,599
Home equity	76,568	78,493	81,373	80,370	80,910
Consumer	36,470	36,982	36,715	36,046	32,460
Other	14,117	13,371	11,924	12,045	12,899
Total loans, net of unearned fees	1,913,499	1,851,832	1,819,002	1,738,196	1,695,052
Less allowance for loan losses	13,074	12,941	13,152	13,132	13,047
Loans, net	$1,900,425	$1,838,891	$1,805,850	$1,725,064	$1,682,005

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Core deposits
Non interest bearing checking	$260,553	$241,999	$234,397	$258,679	$222,120
Interest bearing checking	630,352	602,059	588,948	560,800	523,257
Savings	418,096	305,891	301,403	310,646	284,173
Time deposits	373,125	371,178	365,275	359,141	316,914
Total core deposits	1,682,126	1,521,127	1,490,023	1,489,266	1,346,464

Brokered deposits	150,554	227,369	222,901	218,913	220,497
Other non-core time deposits	80,557	83,789	84,569	80,853	67,865
Total deposits	$1,913,237	$1,832,285	$1,797,493	$1,789,032	$1,634,826

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Gross loan charge-offs	$455	$843	$391	$414	$705
Gross loan recoveries	(88)	(132)	(111)	(249)	(307)
Net loan charge-offs (recoveries)	$367	$711	$280	$165	$398

Net loan charge-offs to average loans (annualized)	0.08%	0.16%	0.06%	0.04%	0.10%

Allowance for loan losses	$13,074	$12,941	$13,152	$13,132	$13,047
Allowance for loan losses as a percentage of period end loans	0.68%	0.70%	0.72%	0.76%	0.77%

Nonperforming assets:
Nonperforming loans
Commercial	$764	$835	$948	$729	$935
Commercial real estate	5,800	7,037	6,544	2,981	3,239
Residential construction and development	326	191	66	24	3,198
Residential real estate	4,404	4,461	5,657	5,928	7,506
Consumer	116	115	160	182	147
Other	100	100	100	130	—
Total nonperforming loans	11,510	12,739	13,475	9,974	15,025
Foreclosed properties
Commercial real estate	1,930	1,514	1,544	1,841	1,762
Commercial construction and development	4,601	4,909	4,910	6,326	6,479
Residential construction and development	11,169	12,847	13,132	14,347	11,543
Residential real estate	1,576	1,709	1,804	1,879	1,648
Total foreclosed properties	19,276	20,979	21,390	24,393	21,432
Other repossessed assets	17	16	12	34	5
Total nonperforming assets	$30,803	$33,734	$34,877	$34,401	$36,462

Nonperforming loans to period end loans	0.60%	0.69%	0.74%	0.57%	0.89%
Nonperforming assets to period end assets	1.28%	1.45%	1.52%	1.53%	1.66%

Troubled debt restructurings
Performing	$23,339	$23,420	$23,266	$27,845	$26,609
Nonperforming	2,337	2,443	2,915	—	388
Total troubled debt restructurings	$25,676	$25,863	$26,181	$27,845	$26,997

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

Commercial	$111	$390	$375	$264	$219
Commercial real estate	1,196	312	1,719	4,128	161
Construction and development	236	65	235	179	194
Residential real estate	4,775	5,573	5,670	2,944	6,249
Consumer	269	365	234	432	593
Other	25	63	9	52	38
Total	$6,612	$6,768	$8,242	$7,999	$7,454

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2019 vs Q3 2019 vs Q4 2018 (unaudited)
	Q4 2019			Q3 2019			Q4 2018
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,853,197	$24,622	5.27%	$1,813,555	$24,786	5.42%	$1,660,250	$22,519	5.38%
Tax-exempt (2)	15,738	189	4.76%	15,903	195	4.86%	15,322	177	4.58%
Securities
Taxable	218,375	1,654	3.00%	203,288	1,566	3.06%	176,059	1,502	3.38%
Tax-exempt (2)	69,276	686	3.93%	79,387	782	3.91%	132,088	1,296	3.89%
Interest bearing deposits other banks and Federal funds sold	32,779	105	1.27%	35,214	125	1.41%	35,402	127	1.42%
Total interest earning assets	2,189,365	27,256	4.94%	2,147,347	27,454	5.07%	2,019,121	25,621	5.03%

Noninterest earning assets
Cash & due from banks	12,932			12,815			9,686
Premises & equipment	44,136			43,160			37,224
Other assets	103,481			104,789			109,228
Allowance for loan losses	(13,055)			(13,276)			(13,172)
Total assets	$2,336,859			$2,294,835			$2,162,087

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$619,939	$1,378	0.88%	$594,772	$1,621	1.08%	$519,465	$1,504	1.15%
Savings deposits	351,653	1,201	1.35%	302,331	949	1.25%	289,809	861	1.18%
Time deposits	641,160	3,373	2.09%	674,869	3,644	2.14%	607,037	2,738	1.79%
Short-term borrowings	188,007	1,062	2.24%	202,425	1,372	2.69%	270,092	1,909	2.80%
Long-term borrowings and subordinated debentures	20,308	230	4.49%	20,312	243	4.75%	20,326	249	4.86%
Total interest bearing liabilities	1,821,067	7,244	1.58%	1,794,709	7,829	1.73%	1,706,729	7,261	1.69%

Noninterest bearing liabilities
Demand deposits	248,159			240,193			223,999
Other liabilities	22,856			21,320			16,138
Total liabilities	2,092,082			2,056,222			1,946,866

Shareholders' equity - common	244,777			238,613			215,221
Total liabilities and shareholders' equity	$2,336,859			$2,294,835			$2,162,087

NET INTEREST EARNINGS		$20,012			$19,625			$18,360

NET INTEREST MARGIN			3.63%			3.63%			3.61%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $184,000, $205,000 and $308,000 for Q4 2019, Q3 2019 and Q4 2018, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2019 vs YTD 2018 (unaudited)
	YTD 2019			YTD 2018
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,782,477	$96,499	5.41%	$1,626,725	$84,716	5.21%
Tax-exempt (2)	15,315	780	5.09%	15,776	718	4.55%
Securities
Taxable	205,340	6,511	3.17%	170,912	5,341	3.13%
Tax-exempt (2)	90,823	3,608	3.97%	136,913	5,375	3.93%
Interest bearing deposits other banks and Federal funds sold	39,408	595	1.51%	38,148	539	1.41%
Total interest earning assets	2,133,363	107,993	5.06%	1,988,474	96,689	4.86%

Noninterest earning assets
Cash & due from banks	12,939			9,517
Premises & equipment	41,778			36,025
Other assets	107,456			107,856
Allowance for loan losses	(13,225)			(12,830)
Total assets	$2,282,311			$2,129,042

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$586,938	$6,394	1.09%	$471,725	$4,205	0.89%
Savings deposits	317,569	3,969	1.25%	320,184	3,233	1.01%
Time deposits	660,910	13,334	2.02%	621,659	10,237	1.65%
Short-term borrowings	194,450	5,303	2.73%	228,142	5,993	2.63%
Long-term borrowings and subordinated debentures	20,315	987	4.86%	44,132	1,944	4.40%
Total interest bearing liabilities	1,780,182	29,987	1.68%	1,685,842	25,612	1.52%

Noninterest bearing liabilities
Demand deposits	244,559			218,541
Other liabilities	20,341			15,574
Total liabilities	2,045,082			1,919,957

Shareholders' equity - common	237,229			209,085
Total liabilities and shareholders' equity	$2,282,311			$2,129,042

NET INTEREST EARNINGS		$78,006			$71,077

NET INTEREST MARGIN			3.66%			3.57%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $922,000 and $1,279,000 for the YTD 2019 and YTD 2018, respectively.